BEHLERMICK PS®
Bank of America Financial Center
601 W Riverside, Suite 430
Spokane, WA 99201
United States of America

October 8, 2010

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Lake Victoria Mining Company, Inc.
Commission File Number 000-53291

Dear Sirs:

We have read Item 4.01 included in the Form 8-K of Lake Victoria Mining Company. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Lake Victoria Mining Company contained therein.

Sincerely,

BehlerMick PS

BehlerMick PS
Spokane, Washington

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